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                  Merrill Lynch New York Municipal Bond Fund
              of Merrill Lynch Multi-State Municipal Series Trust
                                    Class A
                                 Total Return

                                                                   Exhibit 16(a)

                                        Period From
                                          10/25/88             Annual
                                        (inception)            Total
                                        to 09/30/89            Return*
                                        -----------            -------

Initial Investment                       $1,000.00           $1,000.00

Divided by
Maximum Offering Price                       11.30
                                         ---------           ---------
Divided by Net Asset Value                                       10.85

Equals Shares Purchased                      88.50               92.17

Plus Shares Acquired through
  Dividend Reinvestment                       5.71                5.96
                                         ---------           ---------
Equals Shares Held
  at 09/30/89                                94.21               98.13

Multiplied by  Net Asset
  Value at 09/30/89                          10.83               10.38
                                         ---------           ---------
Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 09/30/89           $1,020.30           $1,062.80

Divided by $1,000 (P)                       1.0203              1.0628

Subtract 1                                  0.0203              0.0628

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                  2.03%
                                         ---------
Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                          6.28%
                                                             ---------
ERV divided by P                            1.0203

Raise to the power of                    1 / .9315

Equals                                      1.0218

Substract 1                                 0.0218

Expressed as a percentage
  equals the Average
  Annualized Total Return                    2.18%
                                         ---------

  *  Does not include sales charge for the period.